                  FORM OF MUTUAL FUND FEE AND EXPENSE AGREEMENT

     THIS AGREEMENT is made as of this 18th day of October, 2006 by and among Columbia Funds Master Investment Trust, a Delaware statutory trust, for itself and on behalf of its series listed on Schedule A attached hereto, Columbia Funds Series Trust, a Delaware statutory trust, for itself and on behalf of its series listed on Schedule A attached hereto, Columbia Variable Investment Trust I, a Delaware Statutory Trust, for itself and on behalf of its series listed on Schedule A attached hereto, Banc of America Funds Trust, a Delaware statutory trust, for itself and on behalf of its series listed on Schedule A attached hereto, Columbia Management Advisors, LLC, a Delaware limited liability company ("CMA") and Columbia Management Distributors, Inc., a Massachusetts corporation ("CMD").

     WHEREAS, Columbia Funds Master Investment Trust, Columbia Funds Series Trust, Columbia Funds Variable Insurance Trust I and Banc of America Funds Trust (each a "Company" and together, the "Companies") are each open-end investment companies registered under the Investment Company Act of 1940;

     WHEREAS, CMA, an investment adviser registered under the Investment Advisers Act of 1940, serves as investment adviser to each of the Companies pursuant to separate investment advisory agreements (the "Investment Advisory Agreements");

     WHEREAS, CMA serves as administrator to each of the Companies pursuant to separate administration agreements (the "Administration Agreements");

     WHEREAS, CMD serves as distributor to Columbia Funds Series Trust, Columbia Funds Variable Insurance Trust I and Banc of America Funds Trust pursuant to a distribution agreement (the "Distribution Agreement"); and

     WHERERAS, the parties hereto have agreed to consolidate multiple pre-existing Mutual Fund Fee and Expense Agreements into a single Mutual Fund Fee and Expense Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. INVESTMENT ADVISORY FEE WAIVERS. The parties hereby agree that CMA shall waive any investment advisory fees payable to it under the Investment Advisory Agreements to the extent reflected for each series set forth in Schedule A attached hereto.

     2. ADMINISTRATION FEE WAIVERS. The parties hereby agree that CMA shall waive any administration fees payable to it under the Administration Agreements to the extent reflected for each series set forth in Schedule A attached hereto.

     3. 12B-1 DISTRIBUTION AND SHAREHOLDER SERVICING FEE WAIVERS. The parties hereby agree that CMD shall waive any 12b-1 distribution and/or shareholder servicing fees payable to it under the Distribution Agreement to the extent reflected for each series set forth in Schedule A attached hereto.

     4. LIMITATION OF TOTAL OPERATING EXPENSE RATIOS--INVESTMENT ADVISORY, ADMINISTRATION FEE RATIOS AND OTHER EXPENSES. The parties hereby agree that CMA as appropriate shall waive any advisory fees payable to it under the Investment Advisory Agreements, waive any administration fees payable to it under the Administration Agreements, or reimburse other expenses of the series to the extent necessary to ensure that covered expenses (as defined below) do not exceed the total operating expense ratio for each series set forth in Schedule A attached hereto, absent a determination by the Companies' Boards of Trustees that extraordinary circumstances or a material reduction in portfolio assets has occurred that has made it appropriate to permit an increase in total operating expense ratios. "Covered expenses" include all expenses incurred directly by a series that are required to be included as an expense in a series' Form N-1A Fee Table and accordingly exclude acquired fund fees and expenses, brokerage commissions and other transaction charges and interest on borrowed money and also exclude rule 12b-1 distribution and/or shareholder servicing fees and expenses that are deemed extraordinary by Columbia Funds Series Trust's Board of Trustees.

     5. AUTOMATIC RENEWAL. This Agreement shall renew automatically, with respect to each series set forth in Schedule A, on the same terms, for a period of one year from the expiration of the waiver and/or expense commitment applicable to such series as set forth in Schedule A, unless prior to such an expiration, CMA and/or CMD provide notice to the appropriate Board of Trustees of a Company of any proposals to increase, decrease or eliminate the series' fee waivers and/or expense commitment, or to change the time period covered or any other terms thereof, for a subsequent period. Any renewal of this Agreement with respect to a series does not preclude CMA or CMD from requesting that a Company's Board of Trustees approve changes to the fee waivers and/or expense commitment, or to the time period covered or any other terms thereof, prior to a subsequent renewal.

     6. ENTIRE AGREEMENT; MODIFICATION; AMENDMENT. This Agreement constitutes the entire agreement of the parties with respect to its subject matter. Each provision herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the enforceability of any such other provision or agreement. In addition, each provision herein shall be treated as separate and independent with respect to each Company and shall be treated as separate and independent from such provision or agreement with respect to each of the other Companies. No modification or amendment of this Agreement shall be binding unless in writing and executed by the parties affected thereby.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date above first written.

COLUMBIA FUNDS MASTER INVESTMENT        COLUMBIA FUNDS SERIES TRUST, for itself
TRUST, for itself and on behalf of      and on behalf of its series listed on
its series listed on Schedule A         Schedule A attached hereto
attached hereto


By:                                     By:
    ---------------------------------       ------------------------------------
    Christopher L. Wilson                   Christopher L. Wilson
    President                               President


COLUMBIA FUNDS VARIABLE INSURANCE       BANC OF AMERICA FUNDS TRUST, for itself
TRUST I, for itself and on behalf of    and on behalf of its series listed on
its series listed on Schedule A         Schedule A attached hereto
attached hereto


By:                                     By:
    ---------------------------------       ------------------------------------
    Christopher L. Wilson                   Christopher L. Wilson
    President                               President


COLUMBIA MANAGEMENT ADVISORS, LLC       COLUMBIA MANAGEMENT DISTRIBUTORS, INC.


By:                                     By:
    ---------------------------------       ------------------------------------
    Dean C. Athanasia                   Name:
    Managing Director                         ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                      Schedule A

   COLUMBIA FUNDS SERIES TRUST CONTRACTUAL ADVISORY/ADMINISTRATION FEE WAIVERS
                  PERIOD FROM AUGUST 1, 2006, TO JULY 31, 2007

                           ADVISORY   ADMINISTRATION
FIXED INCOME FUNDS          WAIVERS       WAIVERS
------------------         --------   --------------
Columbia Short Term Bond      n/a         0.02%

                           ADVISORY   ADMINISTRATION
EQUITY FUNDS                WAIVERS       WAIVERS
------------               --------   --------------
Columbia Large Cap Value        (1)           (1)
Columbia LifeGoal Income   0.10%(2)      0.10%(3)

(1) CMA shall waive a specified portion (0.04% of net assets) of the administration fees payable to it under the Administration Agreement on assets up to $500 million. Fees will not be waived on assets in excess of $500 million. Commencing upon the consummation of the reorganization of Columbia Growth and Income Fund into Columbia Large Cap Value Fund, in addition to such waiver, CMA shall waive administration fees payable to it under the Administration Agreement and/or CMA shall waive advisory fees payable to it under the Investment Advisory Agreement to the extent necessary to ensure that the combined total of such fees does not exceed the following fee schedule:

                            0.77% up to $500 million
                            0.72% in excess of $500 million and up to $1 billion 0.60% in excess of $1 billion and up to $1.5 billion 0.60% in excess of $1.5 billion and up to $3 billion 0.60% in excess of $3 billion and up to $6 billion 0.58% in excess of $6 billion

(2) CMA shall waive advisory fees payable to it under the Investment Advisory Agreement on assets invested in individual securities and CMA-advised Fixed Income Sector Portfolios.

(3) CMA shall waive administration fees payable to it under the Administration Agreement on assets invested in other Columbia Funds (Fixed Income Sector Portfolios are not considered Columbia Funds).

                           COLUMBIA FUNDS SERIES TRUST
              EXPENSE COMMITMENTS ESTABLISHED AT OVERALL FUND LEVEL
                  PERIOD FROM AUGUST 1, 2006, TO JULY 31, 2007

                                                        FUND LEVEL
                                                   EXPENSE COMMITMENT *
                                                   --------------------
TAX-EXEMPT FUNDS
Columbia Short Term Municipal Bond**                       0.40%
Columbia California Intermediate Municipal**               0.50%
Columbia Georgia Intermediate Municipal**                  0.50%
Columbia Maryland Intermediate Municipal**                 0.50%
Columbia North Carolina Intermediate Municipal**           0.50%
Columbia South Carolina Intermediate Municipal**           0.50%
Columbia Virginia Intermediate Municipal**                 0.50%

FIXED INCOME FUNDS
Columbia High Income                                       0.93%
Columbia Total Return Bond**                               0.60%

EQUITY INDEX FUNDS
Columbia Large Cap Index**                                 0.14%
Columbia Large Cap Enhanced Core**                         0.50%
Columbia Mid Cap Index                                     0.14%
Columbia Small Cap Index**                                 0.21%

FUND-OF FUNDS
Columbia LifeGoal Income                                   0.42%

EQUITY FUNDS
Columbia Mid Cap Value**                                   1.25%
Columbia Small Cap Value II**                              1.30%
Columbia Small Cap Growth II**                             1.15%

INTERNATIONAL FUNDS
Columbia Global Value**                                    1.40%
Columbia Marsico International Opportunities               1.50%

* Waivers of CMA advisory and/or administration fees and/or other expense reimbursements will result in the listed fund level expense commitments (excluding 12b-1 distribution/shareholder servicing/shareholder administration fees and the Board approved class specific account expense relating to R Shares).

** CMA and CMD are entitled to recover from the Fund any fees waived and/or expenses reimbursed for a three year period following the date of such fee waiver and/or reimbursement if such recovery does not cause the Fund's total operating expenses to exceed the expense commitment then in effect.

                           COLUMBIA FUNDS SERIES TRUST
              EXPENSE COMMITMENTS ESTABLISHED AT OVERALL FUND LEVEL
                PERIOD FROM AUGUST 1, 2006, TO DECEMBER 31, 2007

                                                   FUND LEVEL EXPENSE CAP *
                                                   ------------------------
MONEY MARKET FUNDS
Columbia California Tax-Exempt Reserves**                    0.20%
Columbia Cash Reserves**                                     0.20%
Columbia Government Reserves**                               0.20%
Columbia Money Market Reserves**                             0.20%
Columbia Municipal Reserves**                                0.20%
Columbia New York Tax-Exempt Reserves**                      0.20%
Columbia Tax-Exempt Reserves**                               0.20%
Columbia Treasury Reserves**                                 0.20%

* Waivers of CMA advisory and/or administration fees and/or other expense reimbursements will result in the listed Fund level expense commitments (excluding 12b-1 distribution/shareholder servicing/shareholder administration fees).

** CMA and CMD are entitled to recover from the Fund any fees waived and/or expenses reimbursed for a three year period following the date of such fee waiver and/or reimbursement if such recovery does not cause the Fund's total operating expenses to exceed the expense commitment then in effect.

                           COLUMBIA FUNDS SERIES TRUST
              EXPENSE COMMITMENTS ESTABLISHED AT OVERALL FUND LEVEL
                 PERIOD FROM MARCH 1, 2006, TO FEBRUARY 28, 2007

                                                   FUND LEVEL EXPENSE CAP *
                                                   ------------------------
MONEY MARKET FUNDS
Columbia Prime Reserves                                      0.16%
Columbia Government Plus Reserves                            0.20%

* Waivers of CMA advisory and/or administration fees and/or other expense reimbursements will result in the listed Fund level expense commitments (excluding 12b-1 distribution/shareholder servicing/shareholder administration fees).

  COLUMBIA FUNDS SERIES TRUST CONTRACTUAL 12B-1 DISTRIBUTION FEE WAIVERS PERIOD
                    FROM AUGUST 1, 2006, TO DECEMBER 31, 2007

                                                   12B-1 DISTRIBUTION FEE
                                                          WAIVERS *
                                                   ----------------------
MONEY MARKET FUNDS (LIQUIDITY CLASS SHARES)
Columbia California Tax-Exempt Reserves                     0.10%
Columbia Cash Reserves                                      0.10%
Columbia Government Reserves                                0.10%
Columbia Money Market Reserves                              0.10%
Columbia Municipal Reserves                                 0.10%
Columbia New York Tax-Exempt Reserves                       0.10%
Columbia Tax-Exempt Reserves                                0.10%
Columbia Treasury Reserves                                  0.10%

                                                   SHAREHOLDER SERVICING
                                                       FEE WAIVERS *
                                                   ----------------------
MONEY MARKET FUNDS (LIQUIDITY CLASS SHARES)
Columbia California Tax-Exempt Reserves                     0.10%
Columbia Cash Reserves                                      0.10%
Columbia Government Reserves                                0.10%
Columbia Money Market Reserves                              0.10%
Columbia Municipal Reserves                                 0.10%
Columbia New York Tax-Exempt Reserves                       0.10%
Columbia Tax-Exempt Reserves                                0.10%
Columbia Treasury Reserves                                  0.10%

* CMD waives its 12b-1 distribution fees and/or shareholder servicing fees to the extent necessary to achieve an aggregate waiver of 0.10%, therefore, to the extent that CMD waives 12b-1 distribution fees and/or waives shareholder servicing fees, the total of such 12b-1 distribution and/or shareholder servicing fees will not exceed 0.15%.

  COLUMBIA FUNDS SERIES TRUST CONTRACTUAL 12B-1 DISTRIBUTION FEE WAIVERS PERIOD
                    FROM MARCH 1, 2006, TO FEBRUARY 28, 2007

                                                   12B-1 DISTRIBUTION FEE
                                                          WAIVERS *
                                                   ----------------------
MONEY MARKET FUNDS (LIQUIDITY CLASS SHARES)
Columbia Prime Reserves                                     0.10%
Columbia Government Plus Reserves                           0.10%

* CMD waives its 12b-1 distribution fees and/or shareholder servicing fees to the extent necessary to achieve an aggregate waiver of 0.10%, therefore, to the extent that CMD waives 12b-1 distribution fees and/or waives shareholder servicing fees, the total of such 12b-1 distribution and/or shareholder servicing fees will not exceed 0.15%.

                           COLUMBIA FUNDS SERIES TRUST
              EXPENSE COMMITMENTS ESTABLISHED AT OVERALL FUND LEVEL
               PERIOD FROM FEBRUARY 15, 2006, TO FEBRUARY 15, 2008

                                                   OTHER OPERATING EXPENSES
                                                             CAP *
                                                   ------------------------
MASTERS PORTFOLIOS
Columbia Masters Global Equity Portfolio                     0.00%
Columbia Masters Heritage Portfolio                          0.00%
Columbia Masters International Equity Portfolio              0.00%

* Waivers of CMA advisory and/or administration fees and/or other expense reimbursements will result in the listed fund level expense commitments (excluding any management fees, distribution and service fees, interest, fees on borrowing, extraordinary expenses and expenses associated with the Portfolios' investments in other investment companies).

                           COLUMBIA FUNDS SERIES TRUST
              EXPENSE COMMITMENTS ESTABLISHED AT OVERALL FUND LEVEL
                PERIOD FROM OCTOBER 1, 2006, TO DECEMBER 31, 2007

                                                   FUND LEVEL EXPENSE
                                                      COMMITMENT *
                                                   ------------------
MONEY MARKET FUNDS
Columbia Massachusetts Municipal Reserves                 0.20%
Columbia Connecticut Municipal Reserves                   0.20%

* Waivers of CMA advisory and/or administration fees and/or other expense reimbursements will result in the listed fund level expense commitments (excluding 12b-1 distribution/shareholder servicing/shareholder administration fees).

                    COLUMBIA FUNDS VARIABLE INSURANCE TRUST I
                        CONTRACTUAL 12B-1 AND SHAREHOLDER
                  SERVICING FEE WAIVERS THROUGH APRIL 30, 2007

                                                    COMBINED 12B-1 DISTRIBUTION
                                                   AND SHAREHOLDER SERVICING FEE
                                                             WAIVERS *
                                                   -----------------------------
COLUMBIA FUNDS VARIABLE INSURANCE TRUST I FUNDS
Columbia High Yield Fund, Variable
   Series - Class B Shares                                     0.19%

- The combined 12b-1 distribution/shareholder servicing fees listed are being waived by CMD.

                    COLUMBIA FUNDS VARIABLE INSURANCE TRUST I
              EXPENSE COMMITMENTS ESTABLISHED AT OVERALL FUND LEVEL
                             THROUGH APRIL 30, 2007

                                                   FUND LEVEL EXPENSE CAP*
                                                   -----------------------
COLUMBIA FUNDS VARIABLE INSURANCE TRUST I FUNDS
Columbia Mid Cap Growth Fund, Variable Series               1.00%
Columbia Marsico 21st Century Fund, Variable
   Series                                                   1.10%
Columbia Marsico International Opportunities
   Fund, Variable Series                                    1.50%
Columbia High Yield Fund, Variable Series -
Class A and Class B shares                                  0.60%

* Waivers of CMA advisory and/or administration fees and/or other expense reimbursements will result in the listed Fund level expense commitments (excluding 12b-1 distribution/shareholder servicing fees except for Columbia Marsico International Opportunities Fund, Variable Series).

   BANC OF AMERICA FUNDS TRUST EXPENSE COMMITMENTS ESTABLISHED AT OVERALL FUND
                           LEVEL THROUGH JULY 31, 2008

                                                            OTHER
                                                   OPERATING EXPENSES CAP*
                                                   -----------------------
BANC OF AMERICA FUNDS TRUST FUNDS
   Banc of America Retirement 2005 Portfolio                  0%
   Banc of America Retirement 2010 Portfolio                  0%
   Banc of America Retirement 2015 Portfolio                  0%
   Banc of America Retirement 2020 Portfolio                  0%
   Banc of America Retirement 2025 Portfolio                  0%
   Banc of America Retirement 2030 Portfolio                  0%
   Banc of America Retirement 2035 Portfolio                  0%
   Banc of America Retirement 2040 Portfolio                  0%

* Waivers of fees and expenses such that other expenses, excluding distribution and service fees, interest, fees on borrowings, extraordinary expenses and expenses associated with the Portfolio's investment in other investment companies, will not exceed the listed Fund level expense commitment.

Current as of the 18th day of October, 2006.

COLUMBIA FUNDS TRUST                    COLUMBIA FUNDS VARIABLE INSURANCE
on behalf of the Funds                  TRUST I, on behalf of the Funds


By:                                     By:
    ---------------------------------       ------------------------------------
    Christopher L. Wilson                   Christopher L. Wilson
    President                               President


COLUMBIA FUNDS MASTER                   BANC OF AMERICA FUNDS TRUST,
INVESTMENT TRUST on behalf              on behalf of the Funds
of the Funds


By:                                     By:
    ---------------------------------       ------------------------------------
    Christopher L. Wilson                   Christopher L. Wilson
    President                               President


COLUMBIA MANAGEMENT                     COLUMBIA MANAGEMENT DISTRIBUTORS,
ADVISORS, LLC                           INC


By:                                     By:
    ---------------------------------       ------------------------------------
    Dean C. Athanasia                   Name:
    Managing Director                         ----------------------------------
                                        Title:
                                               ---------------------------------